UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2018

CODA OCTOPUS GROUP, INC.

(Name of Small Business Issuer in its Charter)

Delaware	001-38154	34-200-8348
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

7380 Sand Lake Road, Suite #500

Orlando, FL 32819

(Address, Including Zip Code of Principal Executive Offices)

801-973-9136

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 24, Coda Octopus Group, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the following matters were submitted to a vote of the stockholders of the Company:

		For	Against	Abstain	Broker Non-votes

1.	Election of Directors

Annmarie Gayle		6,168,781	1,047,720	352	606,033
Michael Hamilton		6,159,919	1,056,582	352	606,033
Per Wimmer		6,172,402	1,044,099	352	606,033
Mary Losty		6,172,403	1,044,098	352	606,033
G. Tyler Runnels		7,101,263	115,238	352	606,033

2.	Approval of 2017 Stock Incentive Plan	7,199,918	16,636	299	606,033

3.	Ratification of Appointment of Frazier & Deeter, LLC. as the Company’s independent registered public accounting firm	7,787,263	26,115	9,478	___

4.	Approval on an advisory basis of executive compensation	7,199,918	16,636	299	606,033

Francis (Chuck) Rogers and Nina Hoque were not nominated for re-election as directors.

Item 8.01 Other Events.

Following the Annual Meeting, the committees of the Board of Directors, are composed of the following individuals:

Audit Committee: Michael Hamilton (Chairman), Mary Losty, Per Wimmer

Nominating Committee: Mary Losty (Chairman), Per Wimmer, Michael Hamilton

Compensation Committee: Per Wimmer (chairman), G. Tyler Runnels, Mary Losty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2018

Coda Octopus Group, Inc.

By:	/s/ Annmarie Gayle
Chief Executive Officer